Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 5, 2015, by and among Revolution Lighting Technologies, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 177 Broad Street, 12th Floor, Stamford, CT 06901, Great American Insurance Company, a corporation organized under the laws of the State of Ohio, with its principal offices at 301 East Fourth Street, Cincinnati, OH 45202 (“Great American”), Great American Life Insurance Company, a corporation organized under the laws of the State of Ohio, with its principal offices at 301 East Fourth Street, Cincinnati, OH 45202 (“Great American Life”), and BFLT, LLC, an Ohio limited liability company (“BFLT”, and together with Great American and Great American Life, the “Purchasers”). This Agreement is being entered into pursuant to the Investment Agreement dated as of the date hereof between the Company and the Purchasers (the “Investment Agreement”).

The Company and the Purchaser hereby agree as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Investment Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

“Board” or “Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by law or executive order to be closed.

“Closing Date” shall mean the date of the closing of the purchase and sale of the Shares pursuant to the Investment Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

“Company Indemnitees” shall have the meaning set forth in Section 5(b).

“Effective Date” shall mean, with respect to the Registration Statement, the earlier of the date which is five (5) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review the Registration Statement or (ii) that the Company is permitted by the SEC to accelerate the effectiveness of the Registration Statement.

“Effective Period” shall mean the earlier of (x) one year from the Effective Date, (y) the date when all Registrable Securities covered by such Registration Statement have been sold, or (z) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Excluded Registration” shall mean (i) a registration relating to the sale of securities to employees of the Company or a subsidiary thereof pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on Form S-4 or otherwise relating to a transaction covered by Rule 145 promulgated by the SEC pursuant to the Securities Act; or (iii) a registration on Form S-8 or any similar successor form thereto.

“Holder” or “Holders” shall mean the holder or holders, as the case may be, from time to time of Registrable Securities.

“Holder Indemnitees” shall have the meaning set forth in Section 5(a).

“Incidental Registration” shall have the meaning set forth in Section 2(a).

“Indemnitees” shall have the meaning set forth in Section 5(c).

“Person” shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” shall mean an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean the Shares, provided, however, that such securities shall no longer be deemed Registrable Securities if (x) such shares have been resold or otherwise transferred pursuant to a Registration Statement that has been declared effective by the SEC; (y) such shares are sold in compliance with Rule 144, or (z) such shares have ceased to be outstanding (whether as a result of redemption, repurchase, cancellation or otherwise).

“Registration Request” shall have the meaning set forth in Section 2(a).

“Registration Statement” shall mean any registration statement contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 4.

“Selling Holder Counsel” shall have the meaning set forth in Section 4.

“Term”shall mean the period from the Closing Date until the earlier of (i) the date on which all Registrable Securities cease to be Registrable Securities, and (ii) the date on which all Registrable Securities may be sold without restriction pursuant to Rule 144.

“Violation” shall have the meaning set forth in Section 5(a).

2. Piggy-Back Registration Rights.

(a) If at any time during the Term, the Company shall determine to prepare and file with the SEC a registration statement (an “Incidental Registration”) relating to an offering for its own account or the account of others under the Securities Act of any of its Common Stock, other than an Excluded Registration, then the Company shall send to each Holder written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing (the “Registration Request”), the Company shall include in the Incidental Registration all or any part of such Registrable Securities such Holder requests to be registered.

(b) Notwithstanding Section 2(a):

(i) the Company shall not be obligated pursuant to this Section 2 to effect a registration of Registrable Securities requested pursuant to a timely Registration Request if the Company discontinues, terminates or withdraws the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4; and

(ii) if the Incidental Registration is, in whole or in part, an underwritten public offering, and the managing underwriter of the Incidental Registration advises the Company that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of the Company’s common stock proposed to be included therein (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Company’s securities, then the Company will include in the Incidental Registration to the extent of the number which the Company is so advised can be sold in such offering,

(1) if such Incidental Registration is a result of a demand by RVL 1 LLC to register securities held by it, first, the securities RVL 1 LLC has requested to be registered and second, the Registrable Securities of the Holder requesting to be included in the Incidental Registration and all other securities requested to be included in such Registration on a pro rata basis; or

(2) if such Incidental Registration is not a result of a demand by RVL 1 LLC to register securities held by it, first, the securities the Company proposes to sell for its own account in the Incidental Registration and second, the Registrable Securities of the Holder requesting to be included in the Incidental Registration and all other securities requested to be included in such Registration, pro rata based on the total number of securities each Person is entitled to request to be included in such Registration.

3. Registration Procedures. If and whenever the Company is required pursuant to Section 2 to effect a registration of Registrable Securities, subject to the provisions of Section 2:

(a) The Company shall prepare and file with the SEC a Registration Statement covering such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and to keep such Registration Statement continuously effective under the Securities Act not exceeding the Effective Period.

(b) The Company shall prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effective Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; and shall (i) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (ii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) The Company shall promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such

Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event of which the Company becomes aware that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company shall use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any United States jurisdiction, at the earliest practicable moment.

(e) If requested by the Holders of a majority of the Registrable Securities, the Company shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(f) The Company shall furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(g) The Company shall promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, the Company shall use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, the Company shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject.

(i) The Company shall, in the case of an underwritten offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters shall reasonably request.

(j) The Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

(k) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may reasonably request.

(l) Upon the occurrence of any event contemplated by Section 3(c)(v), the Company shall promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) The Company shall use its reasonable best efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the NASDAQ Stock Market or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded as and when required pursuant to the Investment Agreement.

(n) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving a written request from the Company for such information.

(o) Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

(p) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(q), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(l), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

(q) If (i) there is material non-public information regarding the Company which the Board reasonably and in good faith determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a Registration Statement for a period not to exceed ninety (90) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(q) for more than one hundred and twenty (120) days in the aggregate during any twelve month period.

4. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (excluding underwriters’ discounts and commissions), except as and to the extent specified in this Section 4, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASDAQ Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and (C) in compliance with state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the

Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. All Selling Expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

5. Indemnification.

(a) The Company shall indemnify and hold harmless each selling Holder, the officers, directors, partners, agents and employees of each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective agents (collectively, the “Holder Indemnitees”), against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, rule or regulation, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection therewith, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any matter relating to the Registration Statement (each, a “Violation”); provided, however, the indemnity agreement contained in this Section 5(a) shall not (i) apply to any loss, claim, damage, liability or action arising out of, or based upon, a Violation which occurs in reliance upon and in conformity with written information furnished by any Holder expressly for use in connection with such registration; or (ii) in the case of a sale directly by a Holder (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), inure to the benefit of any Holder Indemnitee to the extent that any such loss, claim, damage, liability or action results from or is based upon an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder, having previously been provided with copies of such final or amended prospectus by the Company, failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b) Each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each agent and any underwriter for the Company, and any other selling Holder or other stockholder selling securities in such Registration Statement or any of its directors, officers, partners, agents or employees or any Person who controls such selling Holder or such other stockholder or such underwriter (collectively, the “Company Indemnitees”) against any losses, claims, damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection therewith, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that (i) such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and (ii) is limited to an amount not exceeding the net proceeds received by such Holder with respect to securities sold pursuant to such Registration Statement; provided, however, that the indemnity agreement contained in this Section 5(b) shall not, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), inure to the benefit of any Person to the extent that any such loss, claim, damage, liability or action results from an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(c) Promptly after receipt by any Company Indemnitee or Holder Indemnitee (collectively, the “Indemnitees”) under this Section 5 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. In no event shall the Indemnitees be entitled to more than one firm of counsel at the expense of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 5 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this Section 5. If the indemnifying party advises an Indemnitee that it will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such Indemnitee of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnitee may, at its option, defend, settle or otherwise compromise or pay such action or claim in each case at the indemnifying party’s expense. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnitee’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or claim. The indemnifying party shall keep the Indemnitee fully informed at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects not to defend any such action or claim, the Indemnitee party shall keep the indemnifying party informed at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a general written release from all liability with respect to such claim or litigation or (ii) contains an admission of guilt on the part of the Indemnitee.

(d) The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement whether under Section 2 or otherwise.

(e) If the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnitee under this Section 5 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence.

The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 5(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of an Indemnitee against an indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable law.

6. Rule 144 and Rule 144A. With a view to making available to the Holders the benefits of Rule 144, Rule 144A and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company without registration, the Company shall:

(a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and the rules and regulations promulgated thereunder;

(b) if not required to file such reports and documents referred to in subsection (a) above, keep publicly available certain information regarding the Company, as contemplated by Rule 144(c) of the Securities Act;

(c) take all other actions reasonably necessary to enable a Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Entire Agreement; Amendment. This Agreement and the Investment Agreement contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Investment Agreement, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Holders of at least a majority of all Registrable Securities then outstanding; provided that any waiver or amendment that adversely affects a Holder without adversely affecting other Holders in a similar manner must be approved in writing by such Holder. Any amendment or waiver effected in accordance with this Section 7(b) shall be binding upon each Holder (and their permitted assigns) and the Company.

(c) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

If to the Company, to:

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, CT 06901

Facsimile: (704) 405-0422

Attention: Chief Executive Officer

with copies to:

Lowenstein Sandler LLP

1251 Avenue of the America, 17th Floor

New York, NY 10020

Facsimile: (973) 535-3357

Attention: Marita A. Makinen, Esq.

or to such other person at such other place as the Company shall designate to the Purchasers in writing.

If to the Purchasers:

c/o American Money Management Corp.

301 East Fourth Street

Cincinnati, Ohio 45202

Facsimile: (513) 579-2911

Attention: Joseph A. Haverkamp

with a copy to:

c/o American Financial Group, Inc.

27th Floor

301 East Fourth Street

Cincinnati, Ohio 45202

Facsimile: (513) 352-9272

Attention: Mark A. Weiss

or at such other address as may have been furnished to the Company in writing.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

(d) Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. The Purchaser may assign its rights hereunder in the manner and to the Persons as permitted herein and under the Investment Agreement.

(f) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Investment Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Termination. This Agreement shall terminate on the earlier of (i) the date on which all remaining Registrable Securities may be sold without restriction pursuant to Rule 144 of the Securities Act, or (ii) the date when all Registrable Securities have been sold.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (with respect to matters of corporation law) and the laws of the State of New York (with respect to all other matters), without regard to principles of conflicts of law thereof.

(j) Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

(k) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties (a) submits to the jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(c). Nothing in this Section 7(l), however, shall affect the right of any party to serve legal process in any other manner permitted by law. IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO IRREVOCABLY CONSENT TO TRIAL WITHOUT A JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
Name: James A. DePalma
Title: Chief Financial Officer

PURCHASERS:

GREAT AMERICAN LIFE INSURANCE COMPANY

By	/s/ Mark F. Muething
Name: Mark F. Muething
Title: Executive Vice President

GREAT AMERICAN INSURANCE COMPANY

By	/s/ Stephen C. Beraha
Name: Stephen C. Beraha
Title: Assistant Vice President

BFLT, LLC

By	/s/ John B. Berding
Name: John B. Berding
Title: Manager

[Signature Page to Registration Rights Agreement]